Exhibit 99.1
Groupon Announces Third Quarter 2014 Results

•	Gross billings of $1.86 billion

•	Revenue of $757.1 million

•	Adjusted EBITDA of $67.0 million

•	GAAP loss per share of $0.03; non-GAAP earnings per share of $0.03

CHICAGO - (BUSINESS WIRE) - October 30, 2014 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended September 30, 2014.

“We had another record quarter, with worldwide billings increasing 39 percent and reaching their highest level ever,” said Eric Lefkofsky, CEO of Groupon. “We also made significant progress in our strategy to become the leading mobile commerce destination, with double-digit growth in our North American Local business, double-digit gross margins in North American Goods and positive Adjusted EBITDA in every segment for the first time in over a year.”

Third Quarter 2014 Summary

•
Gross billings, which reflect the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds, increased 39% globally to $1.86 billion in the third quarter 2014, compared with $1.34 billion in the third quarter 2013. North America billings increased 16%, EMEA increased 10% and Rest of World increased 155%, driven by the first-quarter acquisition of Ticket Monster.

•
Revenue increased 27%, to $757.1 million in the third quarter 2014, compared with $595.1 million in the third quarter 2013. North America revenue increased 16%, EMEA increased 56% and Rest of World increased 26%.

•	Gross profit was $380.1 million in the third quarter 2014, compared with $359.6 million in the third quarter 2013.

•
Adjusted EBITDA, a non-GAAP financial measure, was $67.0 million in the third quarter 2014, compared with $62.3 million in the third quarter 2013, reflecting SG&A expense related to the Ticket Monster and ideel acquisitions, as well as an increase in overall marketing expense.

•
Third quarter 2014 net loss attributable to common stockholders was $21.2 million, or $0.03 per share. Earnings per share excluding stock compensation, amortization of acquired intangible assets, and acquisition-related costs of $46.1 million (or $38.7 million net of tax), a non-GAAP financial measure, was $0.03 per share.

•	Third quarter results included $18.6 million of pre-tax non-operating foreign currency losses and a $7.7 million decrease in liabilities for uncertain tax positions.

•
Operating cash flow for the trailing twelve months ended September 30, 2014 was $180.3 million. Free cash flow, a non-GAAP financial measure, was $25.4 million in the third quarter 2014, bringing free cash flow for the trailing twelve months ended September 30, 2014 to $92.9 million.

•	At the end of the quarter, Groupon had $855.2 million in cash and cash equivalents.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Highlights

•
Units: Global units, defined as vouchers and products sold before cancellations and refunds, increased 92% year-over-year to 88 million in the third quarter 2014. North America units increased 11%, EMEA units increased 30% and Rest of World units increased 316%.

•
Active deals: At the end of the third quarter 2014, on average, active deals were approximately 300,000 globally, compared with more than 240,000 at the end of the second quarter 2014. North American active deals increased to over 120,000.

•
Active customers: Active customers, or customers that have purchased a voucher or product within the last twelve months, grew 24% year-over-year, to 52.7 million as of September 30, 2014, comprising 23.5 million in North America, 14.9 million in EMEA, and 14.3 million in Rest of World.

•	Customer spend: Third quarter 2014 trailing twelve month billings per average active customer was $149, compared with $141 in the second quarter 2014.

•	Mobile: Mobile mix, as measured by transactions completed on mobile devices, remains over half of the business. Over 100 million people have now downloaded Groupon mobile apps worldwide.

•
Marketplace: The rollout of Groupon’s marketplace (“Pull”) continued to gain traction. In the third quarter 2014, approximately 10% of total traffic in North America searched, with customers who searched spending significantly more than those who did not.

•
Rest of World: Rest of World billings grew 155% in the third quarter 2014, driven by Ticket Monster. As a result of the significant growth opportunities that exist for Ticket Monster, as well as for the Asian business more broadly, the company has hired financial advisers to evaluate a range of financing and strategic alternatives for those businesses that would, if pursued, unlock shareholder value.

Share Repurchase Program
During the third quarter 2014, Groupon repurchased 1,349,712 shares of its Class A common stock at an average price of $6.16 per share, for an aggregate purchase price of $8.3 million. Under the existing authorization, Groupon has repurchased a total of 26,087,004 shares at an average price of $7.30 per share, for an aggregate purchase price of $190.4 million. Groupon is authorized to repurchase up to an additional $109.6 million of Class A common stock under the August 2013 share repurchase authorization. The program, which is intended to partially offset dilution from employee stock grants, terminates in August 2015.

2014 Investor and Analyst Day
Groupon will be hosting its first Investor and Analyst Day on Tuesday, November 11, 2014 in Chicago. A live webcast of the event will be available on the company’s investor relations website at http://investor.groupon.com.

Outlook
Significant movement in foreign exchange rates, the Euro in particular, has led to an approximately $7 million negative impact on Groupon’s Adjusted EBITDA estimate since the company last provided full year guidance.

For the fourth quarter 2014, reflecting current foreign exchange rates, Groupon expects revenue of between $875 million and $925 million, Adjusted EBITDA of between $80 million and $100 million, and non-GAAP earnings per share excluding stock compensation, amortization of acquired intangible assets, and acquisition-related expenses, net of tax, of between $0.02 and $0.04.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CT / 5:00 p.m. ET, and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, Adjusted EBITDA, free cash flow and earnings (loss) per share excluding stock-based compensation, amortization of acquired intangible assets, and acquisition-related expense (benefit), net. These non-GAAP financial measures are presented to aid investors in better understanding Groupon's performance and to facilitate comparisons to many of our peers who present similar measures. However, these measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and, beginning in the fourth quarter of 2013, also includes external transaction costs related to business combinations, primarily consisting of legal and advisory fees. External transaction costs were not material for periods prior to the fourth quarter of 2013 presented in this release and the accompanying tables. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the comparable prior-year period.

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and acquisition-related expense (benefit), net. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
Earnings (loss) per share excluding stock-based compensation, amortization of acquired intangible assets, and acquisition-related expense (benefit), net is a non-GAAP financial measure that adjusts our earnings (loss) per share to exclude the impact of stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related expense (benefit), net, and the income tax effect of those items. We believe that this non-GAAP financial measure provides useful supplemental information for evaluating our operating performance.

We previously changed our non-GAAP earnings (loss) per share measure, effective beginning with the first quarter 2014, to exclude amortization of acquired intangible assets, net of tax, in addition to stock compensation and acquisition-related expenses, which we excluded historically. Due to our significant acquisition activity in January 2014 and potential acquisition activity in the future, we believe that excluding the impact of this item from our non-GAAP earnings (loss) per share measure enables more meaningful comparisons with our historical results.

Free cash flow is a non-GAAP financial measure that comprises net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software. We use free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy; including our marketing strategy and spend; responding to changes in the market; effectively dealing with challenges arising from our international operations; retaining existing customers and adding new customers; retaining and adding new and high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing against smaller competitors and competitors with more financial resources than us; maintaining favorable terms with our business partners; maintaining a strong brand; managing inventory and order fulfillment risks; integrating our technology platforms; managing refund risks; retaining our executive team; litigation; regulations, including the CARD Act and regulation of the Internet; tax liabilities; tax legislation; maintaining our information technology infrastructure; protecting our intellectual property; handling acquisitions, joint ventures and strategic investments effectively; seasonality; payment-related risks; customer and merchant fraud; global economic uncertainty; compliance with rules and regulations associated with being a public company; and our ability to raise capital if necessary. We urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of October 30, 2014. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere. By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities, and point-of-sale solutions that help businesses grow and operate more effectively. To search for great deals or subscribe to Groupon emails, visit www.Groupon.com. To download Groupon's five-star mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com

Contacts:
Investor Relations	Public Relations
Genny Konz	Paul Taaffe
312-999-3098	312-999-3964
ir@groupon.com

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Y/Y % Growth		Y/Y % Growth excluding FX(2)	Nine Months Ended September 30,		Y/Y % Growth		Y/Y % Growth excluding FX(2)
	2014	2013		FX Effect(2)		2014	2013		FX Effect(2)
Gross Billings(1):
North America	$774,286	$664,999	16.4%	$(484)	16.5%	$2,354,900	$2,058,523	14.4%	$(1,995)	14.5%
EMEA	489,423	443,318	10.4%	2,156	9.9%	1,486,266	1,417,886	4.8%	38,788	2.1%
Rest of World	597,026	234,331	154.8%	18,080	147.1%	1,655,826	687,814	140.7%	1,949	140.5%
Consolidated gross billings	$1,860,735	$1,342,648	38.6%	$19,752	37.1%	$5,496,992	$4,164,223	32.0%	$38,742	31.1%

Revenue:
North America	$418,494	$360,838	16.0%	$(109)	16.0%	$1,273,487	$1,077,574	18.2%	$(601)	18.2%
EMEA	230,072	147,950	55.5%	881	54.9%	688,655	491,710	40.1%	18,079	36.4%
Rest of World	108,488	86,271	25.8%	(430)	26.3%	304,125	235,924	28.9%	(12,854)	34.4%
Consolidated revenue	$757,054	$595,059	27.2%	$342	27.2%	$2,266,267	$1,805,208	25.5%	$4,624	25.3%

(Loss) income from operations	$(5,429)	$13,812	(139.3)%	$(159)	(138.2)%	$(33,236)	$62,402	(153.3)%	$2,325	(157.0)%

Net loss attributable to Groupon, Inc.	$(21,208)	$(2,580)				$(81,878)	$(14,146)

Net loss per share
Basic	$(0.03)	$ (0.00)				$(0.12)	$(0.02)
Diluted	$(0.03)	$ (0.00)				$(0.12)	$(0.02)

Weighted average number of shares outstanding
Basic	669,526,524	666,432,848				675,814,535	662,531,567
Diluted	669,526,524	666,432,848				675,814,535	662,531,567

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and nine months ended September 30, 2013.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating activities
Net loss	$(19,018)	$(1,292)	$(75,303)	$(10,085)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and software	26,317	17,816	71,476	49,186
Amortization of acquired intangible assets	11,829	5,333	36,068	16,131
Stock-based compensation	34,574	26,870	89,958	89,223
Deferred income taxes	(2,472)	(659)	(1,956)	(1,225)
Excess tax benefits on stock-based compensation	(2,641)	(8,348)	(12,573)	(12,116)
Loss on equity method investments	91	25	459	58
Net gain from changes in fair value of contingent consideration	(1,020)	(1,529)	(1,059)	(2,276)
Impairment of investments	1,448	—	2,036	—
Change in assets and liabilities, net of acquisitions:
Restricted cash	6,040	(3,348)	6,961	(81)
Accounts receivable	(2,002)	11,940	(29,267)	8,999
Prepaid expenses and other current assets	(26,499)	(2,846)	(32,397)	13,146
Accounts payable	(3,811)	(3,036)	(8,964)	(25,867)
Accrued merchant and supplier payables	(19,274)	(34,315)	(61,219)	(72,290)
Accrued expenses and other current liabilities	9,790	(20,553)	(27,091)	(27,790)
Other, net	32,114	2,037	44,873	15,144
Net cash provided by (used in) operating activities	45,466	(11,905)	2,002	40,157

Net cash used in investing activities	(20,461)	(26,444)	(193,567)	(72,985)

Net cash used in financing activities	(16,823)	(8,970)	(173,068)	(26,253)

Effect of exchange rate changes on cash and cash equivalents	(21,102)	5,165	(20,671)	(10,351)
Net decrease in cash and cash equivalents	(12,920)	(42,154)	(385,304)	(69,432)
Cash and cash equivalents, beginning of period	868,088	1,182,011	1,240,472	1,209,289
Cash and cash equivalents, end of period	$855,168	$1,139,857	$855,168	$1,139,857

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Third party and other	$399,803	$394,987	$1,232,173	$1,252,966
Direct	357,251	200,072	1,034,094	552,242
Total revenue	757,054	595,059	2,266,267	1,805,208
Cost of revenue:
Third party and other	61,497	54,001	182,226	179,524
Direct	315,413	181,436	928,314	502,359
Total cost of revenue	376,910	235,437	1,110,540	681,883
Gross profit	380,144	359,622	1,155,727	1,123,325
Operating expenses:
Marketing	59,935	53,265	203,134	158,319
Selling, general and administrative	325,942	294,074	983,751	904,880
Acquisition-related (benefit) expense, net	(304)	(1,529)	2,078	(2,276)
Total operating expenses	385,573	345,810	1,188,963	1,060,923
(Loss) income from operations	(5,429)	13,812	(33,236)	62,402
Other (expense) income, net(1)	(20,023)	832	(21,886)	(9,830)
(Loss) income before (benefit) provision for income taxes	(25,452)	14,644	(55,122)	52,572
(Benefit) provision for income taxes	(6,434)	15,936	20,181	62,657
Net loss	(19,018)	(1,292)	(75,303)	(10,085)
Net income attributable to noncontrolling interests	(2,190)	(1,288)	(6,575)	(4,061)
Net loss attributable to Groupon, Inc.	$(21,208)	$(2,580)	$(81,878)	$(14,146)

Net loss per share
Basic	$(0.03)	$ (0.00)	$(0.12)	$(0.02)
Diluted	$(0.03)	$ (0.00)	$(0.12)	$(0.02)

Weighted average number of shares outstanding
Basic	669,526,524	666,432,848	675,814,535	662,531,567
Diluted	669,526,524	666,432,848	675,814,535	662,531,567

(1)
Other (expense) income, net includes foreign currency (losses) gains of ($18,638) and $326 for the three months ended September 30, 2014 and 2013, respectively, and ($20,108) and ($11,156) for the nine months ended September 30, 2014 and 2013, respectively.

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$855,168	$1,240,472
Accounts receivable, net	124,598	83,673
Deferred income taxes	26,564	27,938
Prepaid expenses and other current assets	243,750	210,415
Total current assets	1,250,080	1,562,498
Property, equipment and software, net	170,534	134,423
Goodwill	441,290	220,827
Intangible assets, net	119,810	28,443
Investments	23,639	20,652
Deferred income taxes, non-current	44,709	35,941
Other non-current assets	22,103	39,226
Total Assets	$2,072,165	$2,042,010
Liabilities and Equity
Current liabilities:
Accounts payable	$25,848	$27,573
Accrued merchant and supplier payables	754,628	752,943
Accrued expenses	223,677	226,986
Deferred income taxes	44,787	47,558
Other current liabilities	134,116	132,718
Total current liabilities	1,183,056	1,187,778
Deferred income taxes, non-current	9,668	10,853
Other non-current liabilities	151,486	131,697
Total Liabilities	1,344,210	1,330,328
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 694,272,530 shares issued and 668,185,526 shares outstanding at September 30, 2014 and 670,149,976 shares issued and 665,717,176 shares outstanding at December 31, 2013	70	67
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Additional paid-in capital	1,814,040	1,584,211
Treasury stock, at cost, 26,087,004 shares at September 30, 2014 and 4,432,800 shares at December 31, 2013	(190,355)	(46,587)
Accumulated deficit	(930,748)	(848,870)
Accumulated other comprehensive income	34,948	24,830
Total Groupon, Inc. Stockholders' Equity	727,955	713,651
Noncontrolling interests	—	(1,969)
Total Equity	727,955	711,682
Total Liabilities and Equity	$2,072,165	$2,042,010

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
North America
Gross billings (1)	$774,286	$664,999	$2,354,900	$2,058,523
Revenue	$418,494	$360,838	$1,273,487	$1,077,574
Segment cost of revenue and operating expenses (2)	405,910	335,670	1,234,973	962,532
Segment operating income (2)	$12,584	$25,168	$38,514	$115,042
Segment operating income as a percent of segment gross billings	1.6%	3.8%	1.6%	5.6%
Segment operating income as a percent of segment revenue	3.0%	7.0%	3.0%	10.7%

EMEA
Gross billings (1)	$489,423	$443,318	$1,486,266	$1,417,886
Revenue	$230,072	$147,950	$688,655	$491,710
Segment cost of revenue and operating expenses (2)	207,643	132,346	619,594	417,222
Segment operating income (2)	$22,429	$15,604	$69,061	$74,488
Segment operating income as a percent of segment gross billings	4.6%	3.5%	4.6%	5.3%
Segment operating income as a percent of segment revenue	9.7%	10.5%	10.0%	15.1%

Rest of World
Gross billings (1)	$597,026	$234,331	$1,655,826	$687,814
Revenue	$108,488	$86,271	$304,125	$235,924
Segment cost of revenue and operating expenses (2)	114,660	87,890	352,900	276,105
Segment operating loss (2)	$(6,172)	$(1,619)	$(48,775)	$(40,181)
Segment operating loss as a percent of segment gross billings	(1.0)%	(0.7)%	(2.9)%	(5.8)%
Segment operating loss as a percent of segment revenue	(5.7)%	(1.9)%	(16.0)%	(17.0)%

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related (benefit) expense, net.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA and earnings per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related (benefit) expense, net of tax, are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net loss," for the periods presented and the Company reconciles earnings per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related (benefit) expense, net to the most comparable U.S. GAAP financial measure, "Diluted net loss per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net loss."

	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014
Net loss	$(1,292)	$(78,861)	$(35,363)	$(20,922)	$(19,018)
Adjustments:
Stock-based compensation	26,870	32,239	23,729	31,655	34,574
Acquisition-related (benefit) expense, net	(1,529)	2,265	1,785	597	(304)
Depreciation and amortization	23,149	24,132	34,740	34,658	38,146
Other (income) expense, net	(832)	84,833	840	1,023	20,023
Provision (benefit) for income taxes	15,936	7,380	14,570	12,045	(6,434)
Total adjustments	63,594	150,849	75,664	79,978	86,005
Adjusted EBITDA	$62,302	$71,988	$40,301	$59,056	$66,987

The following is a reconciliation of diluted net loss per share to diluted earnings per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related (benefit) expense, net for the three and nine months ended September 30, 2014:

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Net loss attributable to common stockholders	$(21,208)	$(81,878)
Stock-based compensation	34,574	89,958
Amortization of acquired intangible assets	11,829	36,068
Acquisition-related (benefit) expense, net	(304)	2,078
Income tax effect of adjustments	(7,361)	(31,090)
Net earnings attributable to common stockholders excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related (benefit) expense, net	$17,530	$15,136

Diluted shares	669,526,524	675,814,535
Incremental diluted shares	8,907,050	10,317,632
Adjusted diluted shares	678,433,574	686,132,167

Diluted net loss per share	$(0.03)	$(0.12)
Impact of stock-based compensation, amortization of acquired intangible assets and acquisition-related (benefit) expense, net(1)	0.06	0.14
Diluted earnings per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related (benefit) expense, net(1)	$0.03	$0.02

(1)	The sum of per share amounts for quarterly periods may not equal year-to-date amounts due to rounding.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "(Loss) income from operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings growth" and "Revenue growth," respectively, for the periods presented.
The effect on the Company's gross billings, revenue and loss from operations from changes in exchange rates versus the U.S. Dollar for the three months ended September 30, 2014 was as follows:

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2014
	At Avg. Q3 2013 Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q2 2014 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$1,840,983	$19,752	$1,860,735	$1,877,385	$(16,650)	$1,860,735
Revenue	$756,712	$342	$757,054	$765,015	$(7,961)	$757,054
Loss from operations	$(5,270)	$(159)	$(5,429)	$(5,335)	$(94)	$(5,429)

The effect on the Company's gross billings, revenue and (loss) income from operations from changes in exchange rates versus the U.S. Dollar for the nine months ended September 30, 2014 was as follows:

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2014
	At Avg. Q3 2013 YTD Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q4'13 - Q2'14 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$5,458,250	$38,742	$5,496,992	$5,503,487	$(6,495)	$5,496,992
Revenue	$2,261,643	$4,624	$2,266,267	$2,273,122	$(6,855)	$2,266,267
(Loss) income from operations	$(35,561)	$2,325	$(33,236)	$(33,353)	$117	$(33,236)

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three and nine months ended September 30, 2013.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable period.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and nine months ended June 30, 2014.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014
EMEA Gross billings growth, excluding FX	9%	3%	1%	(4)%	10%
FX Effect	3%	3%	3%	4%	—%
EMEA Gross billings growth	12%	6%	4%	—%	10%

Rest of World Gross billings growth, excluding FX	(4)%	(2)%	133%	141%	147%
FX Effect	(9)%	(9)%	(10)%	4%	8%
Rest of World Gross billings growth	(13)%	(11)%	123%	145%	155%

Consolidated Gross billings growth, excluding FX	11%	5%	30%	27%	37%
FX Effect	(1)%	—%	(1)%	2%	2%
Consolidated Gross billings growth	10%	5%	29%	29%	39%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014
EMEA Revenue growth, excluding FX	(23)%	38%	22%	36%	55%
FX Effect	2%	5%	4%	6%	1%
EMEA Revenue growth	(21)%	43%	26%	42%	56%

Rest of World Revenue growth, excluding FX	7%	(6)%	35%	44%	26%
FX Effect	(11)%	(9)%	(12)%	(4)%	—%
Rest of World Revenue growth	(4)%	(15)%	23%	40%	26%

Consolidated Revenue growth, excluding FX	6%	20%	26%	22%	27%
FX Effect	(1)%	—%	—%	2%	—%
Consolidated Revenue growth	5%	20%	26%	24%	27%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (11)
(financial data in thousands; active customers in millions)
(unaudited)

	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014
Segments
North America Segment:
Gross Billings (1):
Local(2) Gross Billings	$405,913	$439,131	$456,952	$461,366	$446,573
Goods Gross Billings	194,565	286,039	242,896	247,618	242,893
Travel(2) Gross Billings	64,521	63,551	81,921	89,861	84,820
Total Gross Billings	$664,999	$788,721	$781,769	$798,845	$774,286
Year-over-year growth	20%	10%	15%	12%	16%
% Third Party and Other	72%	67%	70%	70%	69%
% Direct	28%	33%	30%	30%	31%
Gross Billings Trailing Twelve Months (TTM)	$2,777,475	$2,847,244	$2,947,694	$3,034,334	$3,143,621

Revenue (3):
Local Revenue	$162,346	$161,601	$177,247	$164,500	$161,912
Goods Revenue	185,914	268,281	237,435	241,626	238,955
Travel Revenue	12,578	13,902	16,380	17,805	17,627
Total Revenue	$360,838	$443,784	$431,062	$423,931	$418,494
Year-over-year growth	24%	18%	27%	12%	16%
% Third Party and Other	49%	41%	45%	43%	43%
% Direct	51%	59%	55%	57%	57%
Revenue TTM	$1,452,925	$1,521,358	$1,612,866	$1,659,615	$1,717,271

Gross Profit (4):
Local Gross Profit	$138,890	$140,944	$152,622	$142,674	$138,189
% of North America Total Local Gross Billings	34.2%	32.1%	33.4%	30.9%	30.9%
Goods Gross Profit	21,609	21,030	12,604	22,961	23,953
% of North America Total Goods Gross Billings	11.1%	7.4%	5.2%	9.3%	9.9%
Travel Gross Profit	11,070	12,352	14,442	14,365	14,000
% of North America Total Travel Gross Billings	17.2%	19.4%	17.6%	16.0%	16.5%
Total Gross Profit	$171,569	$174,326	$179,668	$180,000	$176,142
Year-over-year growth	7%	15%	4%	(7)%	3%
% Third Party and Other	90%	91%	94%	88%	87%
% Direct	10%	9%	6%	12%	13%
% of North America Total Gross Billings	25.8%	22.1%	23.0%	22.5%	22.7%

EMEA Segment:
Gross Billings:
Local Gross Billings	$207,803	$277,472	$262,141	$227,266	$218,615
Goods Gross Billings	169,849	219,880	183,013	190,957	191,006
Travel Gross Billings	65,666	68,361	68,434	65,032	79,802
Total Gross Billings	$443,318	$565,713	$513,588	$483,255	$489,423
Year-over-year growth	12%	6%	4%	—%	10%
Year-over-year growth, excluding FX (5)	9%	3%	1%	(4)%	10%
% Third Party and Other	98%	83%	83%	80%	78%
% Direct	2%	17%	17%	20%	22%
Gross Billings TTM	$1,950,367	$1,983,599	$2,004,869	$2,005,874	$2,051,979

Revenue:
Local Revenue	$92,141	$116,061	$109,120	$96,485	$90,002
Goods Revenue	41,279	119,274	106,889	115,413	123,110
Travel Revenue	14,530	15,870	14,884	15,792	16,960
Total Revenue	$147,950	$251,205	$230,893	$227,690	$230,072
Year-over-year growth	(21)%	43%	26%	42%	56%
Year-over-year growth, excluding FX	(23)%	38%	22%	36%	55%
% Third Party and Other	94%	61%	61%	57%	53%
% Direct	6%	39%	39%	43%	47%
Revenue TTM	$667,988	$742,915	$790,010	$857,738	$939,860

	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014
Gross Profit:
Local Gross Profit	$81,808	$105,210	$100,066	$90,373	$83,956
% of EMEA Total Local Gross Billings	39.4%	37.9%	38.2%	39.8%	38.4%
Goods Gross Profit	28,943	33,526	27,302	35,432	32,252
% of EMEA Total Goods Gross Billings	17.0%	15.2%	14.9%	18.6%	16.9%
Travel Gross Profit	12,930	14,457	13,669	14,894	15,440
% of EMEA Total Travel Gross Billings	19.7%	21.1%	20.0%	22.9%	19.3%
Total Gross Profit	$123,681	$153,193	$141,037	$140,699	$131,648
Year-over-year growth	(24)%	7%	(8)%	1%	6%
% Third Party and Other	99%	91%	92%	85%	85%
% Direct	1%	9%	8%	15%	15%
% of EMEA Total Gross Billings	27.9%	27.1%	27.5%	29.1%	26.9%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$118,718	$116,824	$167,833	$170,237	$190,254
Goods Gross Billings	78,973	89,451	283,091	281,300	289,210
Travel Gross Billings	36,640	32,398	70,930	85,409	117,562
Total Gross Billings	$234,331	$238,673	$521,854	$536,946	$597,026
Year-over-year growth	(13)%	(11)%	123%	145%	155%
Year-over-year growth, excluding FX	(4)%	(2)%	133%	141%	147%
% Third Party and Other	97%	97%	99%	99%	98%
% Direct	3%	3%	1%	1%	2%
Gross Billings TTM	$956,833	$926,487	$1,214,209	$1,531,804	$1,894,499

Revenue:
Local Revenue	$51,900	$40,847	$43,814	$42,711	$45,085
Goods Revenue	25,061	26,158	41,855	45,537	48,889
Travel Revenue	9,310	6,453	10,013	11,707	14,514
Total Revenue	$86,271	$73,458	$95,682	$99,955	$108,488
Year-over-year growth	(4)%	(15)%	23%	40%	26%
Year-over-year growth, excluding FX	7%	(6)%	35%	44%	26%
% Third Party and Other	91%	90%	94%	93%	90%
% Direct	9%	10%	6%	7%	10%
Revenue TTM	$322,597	$309,382	$327,014	$355,366	$377,583

Gross Profit:
Local Gross Profit	$44,435	$33,596	$34,748	$35,618	$38,592
% of Rest of World Total Local Gross Billings	37.4%	28.8%	20.7%	20.9%	20.3%
Goods Gross Profit	12,016	11,781	22,135	24,623	22,877
% of Rest of World Total Goods Gross Billings	15.2%	13.2%	7.8%	8.8%	7.9%
Travel Gross Profit	7,921	5,312	8,133	8,922	10,885
% of Rest of World Total Travel Gross Billings	21.6%	16.4%	11.5%	10.4%	9.3%
Total Gross Profit	$64,372	$50,689	$65,016	$69,163	$72,354
Year-over-year growth	1%	(16)%	23%	37%	12%
% Third Party and Other	99%	101%	102%	100%	102%
% Direct	1%	(1)%	(2)%	—%	(2)%
% of Rest of World Total Gross Billings	27.5%	21.2%	12.5%	12.9%	12.1%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$732,434	$833,427	$886,926	$858,869	$855,442
Goods Gross Billings	443,387	595,370	709,000	719,875	723,109
Travel Gross Billings	166,827	164,310	221,285	240,302	282,184
Total Gross Billings	$1,342,648	$1,593,107	$1,817,211	$1,819,046	$1,860,735
Year-over-year growth	10%	5%	29%	29%	39%
Year-over-year growth, excluding FX	11%	5%	30%	27%	37%
% Third Party and Other	85%	77%	82%	81%	81%
% Direct	15%	23%	18%	19%	19%
Gross Billings TTM	$5,684,675	$5,757,330	$6,166,772	$6,572,012	$7,090,099
Year-over-year growth	12%	7%	14%	18%	25%

	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014
Revenue:
Local Revenue	$306,387	$318,509	$330,181	$303,696	$296,999
Goods Revenue	252,254	413,713	386,179	402,576	410,954
Travel Revenue	36,418	36,225	41,277	45,304	49,101
Total Revenue	$595,059	$768,447	$757,637	$751,576	$757,054
Year-over-year growth	5%	20%	26%	23%	27%
Year-over-year growth, excluding FX	6%	20%	26%	22%	27%
% Third Party and Other	66%	52%	56%	54%	53%
% Direct	34%	48%	44%	46%	47%
Revenue TTM	$2,443,510	$2,573,655	$2,729,890	$2,872,719	$3,034,714
Year-over-year growth	12%	10%	15%	19%	24%

Gross Profit:
Local Gross Profit	$265,133	$279,750	$287,436	$268,665	$260,737
% of Total Consolidated Local Gross Billings	36.2%	33.6%	32.4%	31.3%	30.5%
Goods Gross Profit	62,568	66,337	62,041	83,016	79,082
% of Total Consolidated Goods Gross Billings	14.1%	11.1%	8.8%	11.5%	10.9%
Travel Gross Profit	31,921	32,121	36,244	38,181	40,325
% of Total Consolidated Travel Gross Billings	19.1%	19.5%	16.4%	15.9%	14.3%
Total Gross Profit	$359,622	$378,208	$385,721	$389,862	$380,144
Year-over-year growth	(7)%	6%	2%	1%	6%
% Third Party and Other	95%	92%	94%	89%	89%
% Direct	5%	8%	6%	11%	11%
% of Total Consolidated Gross Billings	26.8%	23.7%	21.2%	21.4%	20.4%

Adjusted EBITDA	$62,302	$71,988	$40,301	$59,056	$66,987
% of Total Consolidated Gross Billings	4.6%	4.5%	2.2%	3.2%	3.6%
% of Total Consolidated Revenue	10.5%	9.4%	5.3%	7.9%	8.8%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (11)
(financial data in thousands; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities."

	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014

Net cash (used in) provided by operating activities	$(11,905)	$178,275	$(20,717)	$(22,747)	$45,466
Purchases of property and equipment and capitalized software	(15,064)	(19,931)	(16,355)	(31,053)	(20,053)
Free cash flow	$(26,969)	$158,344	$(37,072)	$(53,800)	$25,413

Net cash provided by operating activities (TTM)	$105,874	$218,432	$188,955	$122,906	$180,277
Purchases of property and equipment and capitalized software (TTM)	(83,608)	(63,505)	(65,392)	(82,403)	(87,392)
Free cash flow (TTM)	$22,266	$154,927	$123,563	$40,503	$92,885

Net cash used in investing activities	$(26,444)	$(23,330)	$(138,608)	$(34,498)	$(20,461)
Net cash used in financing activities	$(8,970)	$(55,444)	$(41,492)	$(114,753)	$(16,823)

Net cash used in investing activities (TTM)	$(125,738)	$(96,315)	$(204,244)	$(222,880)	$(216,897)
Net cash used in financing activities (TTM)	$(32,748)	$(81,697)	$(113,847)	$(220,659)	$(228,512)

Other Metrics:
Active Customers (6)
North America	19.9	20.8	21.8	22.6	23.5
EMEA	14.0	14.2	14.5	14.5	14.9
Rest of World(7)	8.7	8.7	14.1	14.5	14.3
Total Active Customers(8)	42.6	43.7	50.4	51.6	52.7

TTM Gross Billings / Average Active Customer (9)
North America	$155	$150	$147	$145	$145
EMEA	$137	$139	$141	$141	$142
Rest of World(7)	$109	$104	$106	$132	$165
Consolidated(8)	$139	$137	$135	$141	$149

Headcount
Sales (10)	4,801	4,834	5,231	5,057	4,929
% North America	28%	29%	27%	26%	26%
% EMEA	37%	37%	37%	39%	39%
% Rest of World	35%	34%	36%	35%	35%
Other	6,453	6,449	7,099	6,888	6,827
Total Headcount	11,254	11,283	12,330	11,945	11,756

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Local represents deals from local merchants, deals with national merchants, and deals through local events. Other revenue transactions, which include advertising, payment processing, point of sale and commission revenue, were previously aggregated with our Travel category. During the three months ended March 31, 2014, the Company updated its presentation of category information to include gross billings, revenue and gross profit from those other revenue sources within the Local category, and prior period category information has been retrospectively adjusted to conform to the current period presentation.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of advertising revenue, payment processing revenue, point of sale revenue and commission revenue.

(4)
Represents third party revenue, direct revenue and other revenue reduced by cost of revenue. Cost of revenue is comprised of direct and certain indirect costs incurred to generate revenue. Third party cost of revenue includes estimated refunds for which the merchant's share is not recoverable. Direct cost of revenue includes the cost of inventory, shipping and fulfillment costs and inventory markdowns. Other costs incurred to generate revenue are allocated to cost of third party and other revenue and direct revenue for each of our categories (Local, Goods, and Travel) in proportion to gross billings during the period.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year period.

(6)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(7)
Active customers in our Rest of World segment as of September 30, 2013, December 31, 2013, March 31, 2014, and June 30, 2014 have been reduced by 0.9 million, 1.2 million, 1.4 million, and 1.6 million, respectively, from the amounts previously reported to correct that operational information. Those adjustments increased TTM gross billings per average active customer in our Rest of World segment for the 12-month periods ended September 30, 2013, December 31, 2013, March 31, 2014, and June 30, 2014 by $7, $9, $9, and $13, respectively, from the amounts previously reported.

(8)
The adjustments of active customers in our Rest of World segment as of September 30, 2013, December 31, 2013, March 31, 2014, and June 30, 2014, described in footnote (7) above, reduced consolidated active customers by the same amounts. Those adjustments increased consolidated TTM gross billings per average active customer for the 12-month periods ended September 30, 2013, December 31, 2013, March 31, 2014, and June 30, 2014 by $2, $3, $3, and $4, respectively, from the amounts previously reported.

(9)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(10)	Includes merchant sales representatives, as well as sales support.

(11)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.